MADSEN & ASSOCIATES, CPA’S INC.	684 East Vine St. Suite 3
Certified Public Accountants and Business Consultants	Murray, UT 84107
Telephone 801-268-2632
Fax 801-268-3978

May 1, 2007

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

To Whom It May Concern:

We have read Item 4.01 fo Form 8-K/A dated May 2, 2007 of nCoat, Inc. (formerly Tylerstone Ventures Corporation), and are in agreement with the statements contained therein.  We have no basis to agree or disagree with other statements of the registrant therein contained.

Very truly yours,

/s/ Madsen & Associates, CPA’s Inc.